Exhibit 32.2

CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Geospatial Corporation (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Thomas R. Oxenreiter, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 14, 2016	By:	/s/ Thomas R. Oxenreiter
	Name:	Thomas R. Oxenreiter
	Title:	Chief Financial Officer